UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2012

CHANG-ON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah	001-08397	87-0302579
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

514 No. 18 Building, High New Technology Development
Harbin, Heilongjiang Province, China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 86-451-82695010

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

On August 6, 2012, we issued 30,000,000 shares of our common stock at a price of US$0.001 per share, to our president, Bing Xiao, pursuant to the closing of a private placement, for aggregate gross proceeds of US$30,000. The funds used for this share purchase were Mr. Xiao’s personal funds. Mr. Xiao’s 30,000,000 shares amount to approximately 30.8% of our company’s current issued and outstanding shares of common stock.

We issued the shares to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANG-ON INTERNATIONAL, INC.

/s/ Bing Xiao
Bing Xiao
President and Director

Date: August 8, 2012